UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2015, Inteliquent, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2015 Annual Meeting”). At the 2015 Annual Meeting, the Company’s stockholders elected each of the Company’s seven nominees to serve on the Company’s Board of Directors until the next annual meeting, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and approved the compensation of the Company’s named executive officers on an advisory basis.

The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Joseph A. Beatty	26,191,491	257,397	3,795,926
Edward M. Greenberg	26,020,757	428,131	3,795,926
James P. Hynes	25,927,582	521,306	3,795,926
Lawrence M. Ingeneri	26,192,800	256,088	3,795,926
Timothy A. Samples	26,075,473	373,415	3,795,926
Rian J. Wren	25,933,834	515,054	3,795,926
Lauren F. Wright	26,022,975	425,913	3,795,926

Accordingly, the seven nominees received the highest number of votes cast and therefore each of the seven nominees was elected to serve as a director.

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	30,069,135	77,851	97,828

Accordingly, a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	25,874,475	467,672	106,741	3,795,926

Accordingly, a majority of votes cast in the advisory vote on executive compensation were “for” the approval of executive compensation as disclosed in the Company’s proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

Date: May 20, 2015	/s/ Kurt J. Abkemeier
	Name:	Kurt J. Abkemeier
	Title:	Chief Financial Officer and Executive Vice President